UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

Apria Healthcare Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-168159	33-0488566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26220 Enterprise Court Lake Forest, California	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 639-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Termination of SEC Reporting

Apria Healthcare Group Inc. (the “Company”) was obligated to file periodic reports with the SEC pursuant to the terms of the indenture, dated as of May 27, 2009 (as amended and supplemented, the “Indenture”) governing the Company’s outstanding 12.375% Senior Secured Notes due 2014 (Series A-2) (the “Notes”). On January 16, 2014, the Company provided a notice of redemption for all of its Notes and effected a satisfaction and discharge of the Company’s obligations under the Indenture. As a result of the redemption of the Notes and the satisfaction and discharge of the Company’s obligations under the Indenture, the Company is no longer obligated to and will not voluntarily file reports with the SEC following this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APRIA HEALTHCARE GROUP INC.

Date: January 21, 2014	By:	/s/ Robert S. Holcombe
	Name:	Robert S. Holcombe
	Title:	Executive Vice President, General Counsel and Secretary